EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of ACNB Corporation of our report dated January 11, 2001, included in the 2000 Annual report to stockholders of ACNB Corporation.

We also consent to the incorporation by reference in the Registration Statement Form S-4 No. 333-65763 of ACNB Corporation of our report dated January 11, 2001, with respect to the consolidated financial statements of ACNB Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2000.



                                                    /s/STAMBAUGH NESS, PC

March 26, 2001
York, Pennsylvania